Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of StartEngine Crowdfunding, Inc. of our report dated March 31, 2025, relating to our audits of the December 31, 2024 and 2023 financial statements of StartEngine Crowdfunding Inc.

Haynie & Company

Salt Lake City, Utah

June 11, 2025